THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             Warrants to Purchase
                            Shares of Common Stock

                      RAMTRON INTERNATIONAL CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THE WARRANTS evidenced by this Warrant Certificate have been issued as of the 18th day of January, 2000, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

THIS CERTIFICATE evidences the right of L. David Sikes or his nominee ("Holder") to purchase, for the Exercise Price (as defined below), during the Exercise Term (as defined below), 667,000 shares of Common Stock (the "Shares") of Ramtron International Corporation, a Delaware corporation (the "Company"), subject to the terms and conditions hereinafter set forth.

1.  Definitions.  As used in this Certificate:

(a) "Aggregate Exercise Price" shall mean with respect to any exercise under this Warrant Certificate the Exercise Price multiplied by the number of shares of Common Stock as to which the Warrant Certificate is exercised, as set forth in the Subscription Agreement.

(b) "Date of Issuance" shall mean the date set forth in the preamble of this Warrant Certificate.

(c) "Employment Agreement" shall mean that certain employment agreement entered into between Holder and Company dated as of January 18, 2000.

(d)  "Exercise Price" shall mean Six Dollars and 87.5 Cents ($6.875) per Share.

(e) "Exercise Term" shall mean the five (5) year period commencing on the first date that the Warrants, or any portion thereof, vest and become exercisable pursuant to Section 2(a) of this Warrant Certificate and ending on the date that is five years from the date of such vesting; provided, however, that in the event of termination of Holder's employment with the Company for any reason prior to December 31, 2001, any vested and exercisable warrants shall be exercisable only for a period of 90 days following the effective date of termination.

                                  Page-152

(f) "Registrable Shares" shall mean all Shares that may not be resold pursuant to Rule 144 under the Act as of the date on which the Company notifies Holder, in accordance with Section 7(a) of this Warrant Certificate, of its intent to file a registration statement.

(g) "Subscription Agreement" shall mean the Subscription Agreement attached hereto as Exhibit A.

(h)  "Warrants" shall mean the rights evidenced by this Warrant Certificate.

2.  Exercise of Warrants.

(a) Right to Exercise. These Warrants shall vest and become exercisable on December 31, 2002 if the Holder is employed by the Company at that date; provided, however, that, so long as Holder remains employed by the Company pursuant to the Employment Agreement, (i) all of the Warrants not previously vested shall vest and become immediately exercisable upon the occurrence of any of the following conditions and events on or before December 31, 2001: (x) the Company or any subsidiary of the Company, or Company together with one or more of the Company's subsidiaries, sell securities in one or a series of transactions by either a public offering or private placement (including without limitation a placement or distribution of any subsidiary of the Company) for gross proceeds from such sales of at least Seventy Million Dollars ($70,000,000); or (y) a "change of control" (as hereinafter defined) of the Company occurs; or,
     (ii) if none of the circumstances described in (i) above has occurred, a portion of the Warrants, such portion to be determined as provided below, shall vest and become immediately exercisable upon the occurrence of any of the following conditions and events on or before December 31, 2001: (x) if more than fifty percent (50%) of the shares of any subsidiary of the Company is sold or transferred, a percentage of the total number of Warrants equal to the percentage that the value of such subsidiary or portion of such subsidiary transferred or sold bears to the total value of the Company on the date of such sale or transfer shall vest and become exercisable; (y) if any shares of any subsidiary of the Company are distributed to the Company's stockholders, a percentage of the total number of Warrants equal to the percentage that the value of such distributed shares bears to the value of all of the outstanding shares of the Company including such subsidiary on the date of such distribution shall vest and become exercisable; and (z) if more than ten percent (10%) of the Company's assets, whether tangible or intangible, is sold or transferred, a percentage of the total number of Warrants equal to the percentage that the value of such assets bears to the total value of all of the Company's assets on the date of such sale or transfer shall vest and become exercisable. Valuations of the Company and its subsidiaries for purposes of the foregoing provisions shall be as reasonably determined by the Company's Board of Directors. For purposes of this Warrant Certificate, "change of control" means any of the following: (i) Any "person," as such term is defined in Section 3(a)(9) and used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who was not a beneficial owner (as defined in Rule 13(d)-3 under

                                  Page-153
     the Exchange Act) on the date hereof, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) the shareholders or Company approve (A) a merger of the Company with or into any other corporation of which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (B) a consolidation of the Company with any other corporation, or (C) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

(b) Method of Exercise. The vested Warrants may be exercised by the Holder during the Exercise Term:

     (i) Cash Exercise. By the surrender of this Warrant Certificate at the principal office of the Company, along with the properly completed Subscription Agreement indicating the election of the Holder to effect a cash exercise, and the payment to the Company by certified or cashier's check of the Aggregate Exercise Price; or

    (ii) Cashless Exercise. By the surrender of this Warrant Certificate at the principal office of the Company, along with the properly completed Subscription Agreement indicating the election of the Holder to affect a cashless exercise pursuant to the provisions of this Section 2(b)(ii) ("Cashless Exercise"). Such surrender shall be deemed a waiver of the Holder's obligation to tender cash payment of the Aggregate Exercise Price. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall exchange its Warrants for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock of Company to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 2(b)(ii), the then current market price per share of Common Stock at any date shall be deemed to be the closing sale price of the Common Stock for the trading day preceding the date of the Cashless Exercise as reported by the Nasdaq Stock Market ("Nasdaq") or, if no reported sale takes place on such day, the representative closing bid price of the Common Stock for such day as reported by Nasdaq.

(c) Issuance of Share Certificate and/or New Warrant Certificate. In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to Holder within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Warrant Certificate shall not then have been exercised shall also be issued to Holder within such time. All such new warrant certificates shall be dated the date hereof and shall be identical to this Warrant Certificate except as to the number of Shares issuable pursuant thereto. The Company shall pay all documentary, stamp or other transactional taxes (other than transfer taxes), if any, attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of the Warrants.

                                  Page-154

(d) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.

3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Exercise Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of shares of the Company's Common Stock as are issuable upon the exercise of the Warrants.

4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Warrant Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to Holder, at the last address of Holder appearing on the books of the Company, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

(b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

                                  Page-155

(c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

     (i) Stock Dividends. Entitling them to receive a dividend payable in, or other distribution without consideration of, Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

    (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, Holder shall, upon the exercise of the Warrants, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him or her as owner of that number of Shares receivable by exercise of the Warrants had he or she been the holder of record of such Shares on the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of such Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately following such adjustment. Any determination that the Company or the Board of Directors must make pursuant to subsections (a), (b) or (c) of this Section 4 shall be final and conclusive.

(e)  Notice.  In case at any time:

     (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock;

    (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

   (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                                  Page-156

    (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder at least 10 days' prior written notice (or, in the event of notice pursuant to Section 4(e)(iii), at least 30 days' prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of the Company.

(f) No Change in Warrant Certificate. The form of this Warrant Certificate need not be changed because of any adjustment in the Exercise Price or in the number of Shares purchasable on its exercise. The Exercise Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, the Company shall make a cash payment therefore upon the basis of the fair market value of the Shares.

6. Restrictions on Transfer. The Warrants are restricted from sale, transfer, assignment or hypothecation by operation of law. The Warrants have not been registered under the Act or any applicable state securities laws, and may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Act and under any applicable state securities law, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available. By accepting this Warrant Certificate, the Holder acknowledges his or her understanding that because the Warrants are not registered, the Holder must hold the Warrants indefinitely unless they are registered under the Act and any applicable state securities laws or must obtain exemptions from registration. In addition, by accepting this Warrant Certificate, the Holder represents and warrants that the Holder is acquiring the Warrants for his or her own account for investment and not with the view to distribution, assignment, resale or other transfer of the Warrants. Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Warrants.

                                  Page-157

7.  Registration Under Securities Act of 1933.

(a) Piggyback Registration Rights. The Company agrees that if, at any time and from time to time while the Holder holds the Warrants or any Registrable Shares, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than a registration statement on Form S-8, Form S-4 or any other form which does not include substantially the same information as would be required in a form for the general registration of securities such as the Shares purchasable hereunder), in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) notify the Holder of the Warrants and/or the Registrable Shares that such registration statement will be filed and that the Registrable Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder, will be included in such registration statement at the Holder's written request, (ii) cause such registration statement to cover all of such Registrable Shares which it has been so requested to include, and
     (iii) take all other action that the Company and its counsel deem necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period, not in excess of six months, necessary for the Holder to effect the proposed sale or other disposition; provided, however, that the Company shall have no obligation under this Section 7 to the extent that, with respect to a registration statement filed in connection with a public offering or private placement, the managing underwriter of such offering, or placement agent for such placement, determines that the Registrable Shares requested to be registered under this Section 7, or a portion thereof, should be excluded from such registration statement.

(b) Prospectus Delivery and Qualification in Colorado. Whenever the Company is required pursuant to the provisions of this Section 7 to include in a registration statement Registrable Shares held by Holder, the Company shall (i) furnish the Holder of any such Registrable Shares with copies of the prospectus conforming to the Act in order to facilitate the sale or distribution of such Registrable Shares, (ii) use its best efforts to register or qualify such Registrable Shares under the blue sky laws (to the extent applicable) of the State of Colorado, and (iii) take such other actions that the Company and its counsel deem necessary to consummate the sale or distribution of such Registrable Shares in the State of Colorado.

(c) Expenses. The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this Section 7, other than underwriting discounts and commissions, compliance with the blue-sky laws of any state other than Colorado, applicable transfer taxes, and fees and expenses of counsel to the Holder.

                                  Page-158

8. No Rights as Shareholder. Holder, as holder of the Warrants, shall not be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant Certificate be construed to confer on Holder, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.

9. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company at Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs Colorado 80921, or if to Holder at the last address appearing on the records of the Company. The Company and Holder may change such address at any time or times by notice hereunder to the other.

10. Amendments; Waivers, Terminations, Governing Law; Headings. The Warrants and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The Warrants shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware. The headings in this Warrant Certificate are for convenience of reference only and are not part of the Warrants.

Dated as of January 18, 2000.

RAMTRON INTERNATIONAL CORPORATION


By:  /S/ Greg B. Jones
   ----------------------
Name:  Greg B. Jones
Title:  President and COO

Attest:

/S/ Kathy Bouard
-------------------------

RECEIPT ACKNOWLEDGED BY HOLDER:

/S/ L. David Sikes
-------------------------
L. David Sikes
Address:  69 Marland Place
          Colorado Springs, Colorado 80906

                                  Page-159

                                    EXHIBIT A

RAMTRON INTERNATIONAL CORPORATION
1850 Ramtron Drive
Colorado Springs, Colorado 80921

Subscription Agreement for the Exercise of Warrants
(To be completed and signed only upon exercise of the Warrants)

The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such Warrants and subscribes for the purchase of ---------* shares of Ramtron International Corporation (the "Company") common stock (the "Common Stock") pursuant to and in accordance with the terms and conditions of the Warrant Certificate attached hereto, and

(1) elects to effect a cash exercise and herewith tenders a check in the amount of $-----------, or

(2) by initialing the space that follows ----------, elects to effect a Cashless Exercise and herewith tenders the requisite number of Warrants pursuant to the Cashless Exercise provisions of the Warrants in Section 2(b)(ii) of the attached Warrant Certificate in exchange for the Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares of Common Stock shall not be all of the Common Stock purchasable hereunder, a new Warrant of like tenor for the balance of the remaining Common Stock purchasable hereunder should be delivered to the undersigned at the address stated below.

The undersigned agrees that:

(1) the undersigned will not offer, sell, transfer or otherwise dispose of any of the Common Stock unless either (a) a registration statement, or post-effective amendment thereto, covering the Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Common Stock to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) the undersigned has delivered to the Company a written opinion of counsel, addressed to the Company, which opinion is reasonably acceptable to the Company and its counsel, that such proposed offer, sale, transfer or other disposition of the Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition;

(2) the Company may notify the transfer agent for Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and

                                  Page-160

(3) the Company may affix the following legend to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.


Dated: ---------------           Signed:  ----------------------------
                                 Name:  L. David Sikes

                                 Address:  ---------------------------
                                           ---------------------------

                                  Page-161